Exhibit 4.2

Execution Version

DUKE ENERGY CORPORATION

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Thirty-seventh Supplemental Indenture

Dated as of August 13, 2026

Supplemental to the Indenture
dated as of June 3, 2008

Establishing a series of Securities designated

4.85% Remarketable Senior Notes due 2036

THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of August 13, 2026, by and among DUKE ENERGY CORPORATION, a Delaware corporation, having its principal office at 525 South Tryon Street, Charlotte, North Carolina 28202-1803 (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”), under the Indenture dated as of June 3, 2008 (hereinafter called the “Original Indenture”), this Thirty-seventh Supplemental Indenture being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture subject to Section 1.02), to be issued in one or more series as contemplated therein.

As contemplated by Sections 301 and 901(7) of the Original Indenture, the Company wishes to establish a series of Securities to be designated “4.85% Remarketable Senior Notes due 2036” (the “RSNs”) to be limited in aggregate principal amount (except as contemplated in Section 301(2) and the last paragraph of Section 301 of the Original Indenture and subject to Section 2.01) to $1,000,000,000.

The Company has duly authorized the execution and delivery of this Thirty-seventh Supplemental Indenture to establish the RSNs and has duly authorized the issuance of such RSNs; and all acts necessary to make this Thirty-seventh Supplemental Indenture a valid agreement of the Company, and to make the RSNs valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the purchase of the RSNs by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the RSNs, as follows:

Article 1
Definitions

Section 1.01.      Relation to Original Indenture. This Thirty-seventh Supplemental Indenture constitutes an integral part of the Original Indenture, and supplements and amends the Original Indenture solely with respect to the RSNs.

Section 1.02.      Definition of Terms. For all purposes of this Thirty-seventh Supplemental Indenture:

(a)            a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Thirty-seventh Supplemental Indenture;

(b)            the definition of any term in this Thirty-seventh Supplemental Indenture that is also defined in the Original Indenture shall supersede the definition of such term in the Original Indenture;

(c)            a term not defined herein or in the Original Indenture shall have the meaning set forth in the Purchase Contract and Pledge Agreement;

(d)            a term defined anywhere in this Thirty-seventh Supplemental Indenture has the same meaning throughout;

(e)            the singular includes the plural and vice versa;

(f)            headings are for convenience of reference only and do not affect interpretation;

(g)            the following terms have the meanings given to them in this Section 1.02(g):

“2032 RSNs” has the meaning set forth in the definition of “Thirty-sixth Supplemental Indenture” set forth herein.

“Authorized Officers” has the meaning set forth in Section 9.05(b).

“Coupon Rate” has the meaning set forth in Section 2.05.

“Depository” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depository for the Global Notes as contemplated by Section 2.04.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Global Note” has the meaning set forth in Section 2.04.

“Holder” means (a) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (b) with respect to the RSNs, the Person in whose name at the time a particular RSN is registered on the books of the Trustee kept for that purpose.

“Increased Principal Amount” has the meaning set forth in Section 2.09.

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“Instructions” has the meaning set forth in Section 9.05(b).

“Interest Payment Date” means, with respect to the RSNs, each February 1, May 1, August 1 and November 1 of each year; provided that in the event of a Successful Remarketing, the “Interest Payment Date” means, with respect to the RSNs, each February 1 and August 1 of each year following the applicable Remarketing Settlement Date.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, the date hereof) to, but excluding, such Interest Payment Date.

“Optional Redemption” has the meaning set forth in Section 3.01.

“Optional Redemption Price” means, for any RSN the principal amount of such RSN, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

“Original Issue Date” means August 13, 2026.

“Pledged Security” has the meaning set forth in Section 2.09.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of August 13, 2026, between the Company, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, as Custodial Agent, as Securities Intermediary, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.

“Put Price” has the meaning set forth in Section 7.05(a).

“Put Right” has the meaning set forth in Section 7.05(a).

“Put Right Default” has the meaning set forth in Section 2.06.

“Redemption” means an Optional Redemption or a Tax Credit Event Redemption, as applicable.

“Redemption Date” means the date specified for an Optional Redemption or a Tax Credit Event Redemption, as the case may be, by the Company in accordance with Article 3 and Article Eleven of the Original Indenture.

“Redemption Price” means, with respect to an Optional Redemption, the Optional Redemption Price, and, with respect to a Tax Credit Event Redemption, the Tax Credit Event Redemption Price.

“Reduced Principal Amount” has the meaning set forth in Section 2.09.

“Regular Record Date” means, with respect to any Interest Payment Date for the RSNs, the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls.

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“Released Security” has the meaning set forth in Section 2.09.

“Remarketed RSNs” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of RSNs underlying the Pledged Applicable Ownership Interests in Notes and the Separate RSNs, if any, subject to Remarketing as identified to the Remarketing Agent(s) by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent(s)” means any Remarketing Agent(s) appointed by the Company pursuant to the Remarketing Agreement.

A “Tax Credit Event” occurs with respect to the RSNs if, in the Company’s reasonable determination, there exists a material risk, due to the RSNs (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that the Company or any of its Affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.

“Tax Credit Event Redemption” has the meaning set forth in Section 3.02.

“Tax Credit Event Redemption Price” means, for each RSN, an amount equal to the product of (x) the principal amount of that RSN and (y) a fraction, the numerator of which is the Tax Credit Event Treasury Portfolio Purchase Price and the denominator of which is the aggregate principal amount of the RSNs included in Corporate Units on the Redemption Date for the relevant Tax Credit Event Redemption.

“Tax Credit Event Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a primary United States government securities dealer in New York City to the Quotation Agent selected by the Company between 9:00 a.m. and 4:00 p.m., New York City time, on the third Business Day immediately preceding the Redemption Date for the relevant Tax Credit Event Redemption for the purchase of the Tax Credit Event Treasury Portfolio for settlement on such Redemption Date.

“Thirty-sixth Supplemental Indenture” means the Thirty-sixth Supplemental Indenture to the Original Indenture, dated as of August 13, 2026, between the Company and the Trustee, establishing a series of Securities designated “4.85% Remarketable Senior Notes due 2032” (the “2032 RSNs”).

“Stated Maturity” has the meaning set forth in Section 2.02.

“Subjected RSNs” has the meaning set forth in Section 2.09.

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The terms “Company,” “Trustee,” “Indenture,” “Original Indenture” and “RSNs” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this Thirty-seventh Supplemental Indenture.

Article 2
General Terms and Conditions of the RSNs

Section 2.01.      Designation and Principal Amount. There is hereby created a series of Securities designated “4.85% Remarketable Senior Notes due 2036” and limited in aggregate principal amount to $1,000,000,000, except as contemplated in Section 301(2) and the last paragraph of Section 301 of the Original Indenture; provided, however, that the Company, without notice to or consent of the Holders, may issue additional RSNs and thereby increase such principal amount in the future, on the same terms and conditions (except for the issue date and, if applicable, the date from which interest accrues and the first Interest Payment Date) as the RSNs; provided that if any such additional RSNs are not fungible with the RSNs initially offered or, if applicable, other RSNs issued under the Indenture, for U.S. federal income tax purposes, such additional RSNs will have a separate CUSIP and ISIN number. The forms and terms of the RSNs shall be established in this Thirty-seventh Supplemental Indenture as contemplated by Section 301 of the Original Indenture.

Section 2.02.      Maturity. The date upon which the RSNs shall become due and payable at final maturity, together with any accrued and unpaid interest, is August 1, 2036 (the “Stated Maturity”).

Section 2.03.      Form, Transfers; Exchanges; Payment and Appointment. (a) Except as provided in Section 2.04, the RSNs shall be issued in fully registered, certificated form, without coupons and bearing identical terms. RSNs corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Subject to the last sentence of this Section 2.03(a), principal of and interest on the RSNs will be payable, the transfer of such RSNs will be registrable, and such RSNs will be exchangeable for RSNs of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee in Jacksonville, Florida; provided, however, that payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register except that (i) if such Person shall be a securities depositary, such payment may be made pursuant to the applicable procedures of such depositary and (ii) if such Person is a Holder of $10,000,000 or more in aggregate principal amount of RSNs such payment may be made in immediately available funds by wire transfer to such account as may have been designated in writing by the Person entitled thereto as set forth herein in time for the Paying Agent to make such payments in accordance with its normal procedures; provided further that the Company, in its discretion, may change the Place of Payment of the RSNs, may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company). Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office not less than fifteen calendar days prior to the applicable payment date and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further interest payments (other than interest payments due at Stated Maturity or on any Redemption Date) with respect to this RSN payable to such Holder. Payments with respect to any Global Note or any RSN corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.

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(b)            The RSNs shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of RSNs underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or Beneficial Owner shall be entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000, the RSNs shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof, in exchange for RSNs in minimum denominations of $1,000 or integral multiples thereof.

Section 2.04.      Global Notes. RSNs corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depository shall be The Depository Trust Company or such other depositary that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the RSNs registered in the name of the Purchase Contract Agent pursuant to Section 2.03 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases RSNs underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made on the Schedule of Increases or Decreases in Note on the Global Notes held by the Depository and on the Pledged Security held by the Collateral Agent. Except upon recreation of Corporate Units, RSNs represented by the Global Notes will be exchangeable for RSNs in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of an Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the RSNs and any Beneficial Owner of a Corporate Unit or beneficial owner of a Global Note requests that its beneficial interest be exchanged for an RSN in certificated form; provided, subject to Section 2.03, that the RSNs in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of RSNs in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Note is exchanged for RSNs in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the RSNs shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 2.04 shall be exchangeable for RSNs in certificated form registered in such names as the Depository shall direct in writing.

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Section 2.05.      Interest. (a) Subject to Section 307 of the Original Indenture, clause (b) below and Section 7.04 hereof, interest on the RSNs shall initially be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on November 1, 2026, and at Maturity (whether at the Stated Maturity, upon Redemption, or otherwise), to the Person in whose name the relevant RSNs are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity or, with respect to an Optional Redemption, any Redemption Date shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.

(b)            The RSNs will bear interest initially at the rate of 4.85% per year (the “Coupon Rate”) from and including August 13, 2026 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the RSNs, the interest rate applicable to the RSNs may be reset by the Remarketing Agent(s) to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 7.03. If the interest rate is so reset, the RSNs will bear interest at the applicable Reset Rate from and including the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on the RSNs will be payable on a semi-annual basis on February 1 and August 1 of each year. If there is not a Successful Remarketing of the RSNs, the Coupon Rate will not be reset, the Interest Payment Dates shall remain the same and the RSNs shall continue to bear interest at the Coupon Rate. The RSNs shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall, to the extent permitted by law, accrue at the Reset Rate from and including the Remarketing Settlement Date, compounded on each applicable Interest Payment Date thereafter.

Section 2.06.      Events of Default. An Event of Default as defined in the Original Indenture shall be an Event of Default with respect to the RSNs, including, without limitation, the default in payment of the Redemption Price on any Redemption Date. In addition, an Event of Default with respect to the RSNs shall occur if the Company fails to pay the Put Price of any RSN on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to Section 7.05 (a “Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the RSNs, no breach by the Company of any covenant or obligation under the Original Indenture or the terms of the RSNs shall be an Event of Default except those that are specifically identified as an Event of Default under the Original Indenture or a Put Right Default.

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Section 2.07.      Satisfaction and Discharge. Prior to August 1, 2031, the provisions of Article Four of the Original Indenture shall not apply to the RSNs. After August 1, 2031, the provisions of Article Four of the Original Indenture shall be applicable to the RSNs.

Section 2.08.      No Sinking Fund or Repayment at Option of the Holder. The RSNs are not entitled to the benefit of any sinking fund, and Article Twelve of the Original Indenture shall not apply to the RSNs.

Section 2.09.      Increase and Decrease in Pledged Security. In the event that any RSNs underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Security”), such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the RSN held by the Collateral Agent (the “Pledged Security”) reflecting a reduction in the principal amount of such Pledged Security equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Security. The Collateral Agent shall confirm any such Reduced Principal Amount by delivering a PDF copy of such endorsement made on the Pledged Security evidencing such Reduced Principal Amount to (i) the Trustee at the email address or other address of the Trustee provided for notices to the Trustee in Section 105 of the Original Indenture (or at such other email address or other address as the Trustee shall provide to the Collateral Agent) and (ii) the Company at the email address or other address of the Company provided for notices to the Company pursuant to Section 105 of the Original Indenture (or at such other email address or other address as the Company shall provide to the Collateral Agent). Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent to deliver the Pledged Security (which will be evidenced by the original definitive note held by the Collateral Agent) to the Trustee along with an instruction to coordinate the specified decrease in the Pledged Securities and the corresponding increase in the Global Note in an amount equal to the Reduced Principal Amount in accordance with the procedures of the Depository, and the Trustee shall make an endorsement on such Global Note to reflect such increase. The Trustee shall then promptly return the Pledged Security to the Collateral Agent. Other than the exercise of reasonable care in the handling of the Pledged Security, neither the Trustee nor the Collateral Agent shall be responsible for perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under the Purchase Contract and Pledge Agreement. In the event that an RSN is transferred to the Collateral Agent pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected RSN”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Pledged Security held by the Collateral Agent reflecting an increase in the principal amount of such Pledged Security equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected RSN. The Collateral Agent shall confirm any such Increased Principal Amount by delivering a PDF copy of such endorsement made on the Pledged Security evidencing such Increased Principal Amount to (i) the Trustee at the email address or other address of the Trustee provided for notices to the Trustee in Section 105 of the Original Indenture (or at such other email address or other address as the Trustee shall provide to the Collateral Agent) and (ii) the Company at the email address or other address of the Company provided for notices to the Company pursuant to Section 105 of the Original Indenture (or at such other email address or other address as the Company shall provide to the Collateral Agent). Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent to deliver the Pledged Security (which will be evidenced by the original definitive note held by the Collateral Agent) to the Trustee along with an instruction to coordinate the specified increase in the Pledged Securities and the corresponding decrease in the Global Note in an amount equal to the Increased Principal Amount in accordance with the procedures of the Depository, and the Trustee shall make an endorsement on such Global Note to reflect such decrease. The Trustee shall then promptly return the Pledged Security to the Collateral Agent. Other than exercising reasonable care in handling of the Pledged Security, neither the Trustee nor the Collateral Agent shall be responsible for perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under the Purchase Contract and Pledge Agreement.

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Section 2.10.      Ranking. For the avoidance of doubt, the RSNs shall rank on a parity with all Securities of other series issued under the Original Indenture other than any Security issued under the Original Indenture that is designated as a Subordinated Security, in which case the RSNs shall rank senior in right of payment to such Subordinated Security.

Section 2.11.      Specified Foreign Entity. Each Holder and beneficial owner, by its acquisition of the RSNs (or an interest therein), shall be deemed to have represented, warranted and agreed that it is not a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended.

Article 3
Redemption of the RSNs

Section 3.01.      Optional Redemption. The Company may redeem the RSNs at its option if there has been a Failed Final Remarketing (such redemption, an “Optional Redemption”). In the event of a Failed Final Remarketing, any RSNs that remain outstanding after the Purchase Contract Settlement Date will be redeemable on or after August 1, 2031 at the Company’s option, in whole or in part, at any time and from time to time, at the Optional Redemption Price, payable on the Redemption Date. The Company may at any time irrevocably waive the right to Optional Redemption of the RSNs for any specified period (including the remaining term of the RSNs).

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Section 3.02.      Tax Credit Event Redemption. If a Tax Credit Event occurs and is continuing, the Company may, at its option, upon the sending of notice as described herein, redeem the RSNs in whole, but not in part, at any time, at the Tax Credit Event Redemption Price (such redemption, a “Tax Credit Event Redemption”). A notice of such redemption of the RSNs upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the RSNs were issued and (b) six months from the Original Issue Date and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

Installments of interest on RSNs that are due and payable on or prior to a Redemption Date in respect of a Tax Credit Event will be payable to the Holders of RSNs registered as such at the close of business on the relevant Regular Record Dates. If the Tax Credit Event Redemption occurs, the Tax Credit Event Redemption Price for the RSNs that are not components of the Corporate Units at the time of the Tax Credit Event Redemption will be payable in Cash to the Holders of such RSNs. If the Tax Credit Event Redemption occurs, the Tax Credit Event Redemption Price for the RSNs that are components of the Corporate Units at the time of the Tax Credit Event Redemption will be distributed to the Collateral Agent, who in turn will, at the written direction of the Company, use the Tax Credit Event Redemption Price to purchase from an investment banking firm retained by the Company for this purpose, the Tax Credit Event Treasury Portfolio on behalf of the holders of Corporate Units and remit the remainder of the Tax Credit Event Redemption Price, if any, to the Purchase Contract Agent for payment to such holders. Thereafter, the portion of the Applicable Ownership Interests in the Treasury Portfolio specified in clause (ii)(A) with respect to the Tax Credit Event Treasury Portfolio of the definition of Applicable Ownership Interests in the Treasury Portfolio in the Purchase Contract and Pledge Agreement (or $50 in Cash, if the paragraph following clause (ii)(B) of the definition of Applicable Ownership Interests in the Treasury Portfolio applies), will be pledged to the Company through the Collateral Agent to secure the Corporate Unit Holders’ obligations to purchase shares of the Common Stock under the related Purchase Contracts.

If there is a “Tax Credit Event Redemption” (as defined in the Thirty-sixth Supplemental Indenture) with respect to the 2032 RSNs, the Company shall be required to redeem the RSNs pursuant to this Section 3.02 at the same time as the 2032 RSNs even if the Company would be unable to otherwise effect a Tax Credit Event Redemption with respect to the RSNs in accordance with this Section 3.02.

Section 3.03.      Certain Redemption Matters. Following a Successful Remarketing of the RSNs, the RSNs shall cease to be redeemable at the Company’s option pursuant to this Article 3. The Company shall not effect any Redemption of the RSNs pursuant to this Article 3 if the RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding RSNs for all Interest Periods terminating on or prior to the Redemption Date. Solely with respect to the RSNs, Section 1104 of Article Eleven of the Original Indenture is hereby amended by replacing the phrase “not less than 30 nor more than 60 days” with “not less than 10 days nor more than 60 days,” and Section 1102 of Article Eleven of the Original Indenture is hereby amended by replacing the number “45” with “15.”

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Section 3.04.      Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and funds are irrevocably deposited, in each case, in accordance with this Thirty-seventh Supplemental Indenture and Sections 1104 and 1003 of the Original Indenture, (a) interest shall cease to accrue on the RSNs immediately prior to the close of business on the Redemption Date, (b) the RSNs shall no longer be Outstanding and (c) all rights of the Holders in respect of the RSNs shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount).

Section 3.05.      No Other Redemption. Except as set forth in this Article 3, the RSNs shall not be redeemable by the Company prior to the Stated Maturity.

Article 4
Form of RSN

Section 4.01.      Form of RSN. The RSNs and the Trustee’s certificate of authentication to be endorsed on the RSNs are to be substantially in the forms attached as Exhibit A hereto (subject to Section 6.02), with such changes therein as the officers of the Company executing the RSNs (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

Article 5
Original Issue of RSNs

Section 5.01.      Original Issue of RSNs. RSNs in the initial aggregate principal amount of $1,000,000,000 may from time to time, upon execution of this Thirty-seventh Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said RSNs to or upon the order of the Company as set forth in a Company Order pursuant to Section 303 of the Original Indenture without any further action by the Company (other than as required by the Original Indenture) (including, for the avoidance of doubt, in connection with an amendment or an amendment and restatement of any RSNs permitted by Section 6.02). Section 303 of the Original Indenture notwithstanding, the Trustee may authenticate the RSNs by manual or electronic signature.

Article 6
Modification of Indenture

Section 6.01.      Modification of Indenture with Consent of Holders of RSNs. As set forth in Section 902 of the Original Indenture (and except as otherwise provided herein), with the consent of the Holders of not less than a majority in the aggregate principal amount of all Outstanding RSNs (except as otherwise provided in said Section 902), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or this Thirty-seventh Supplemental Indenture or of modifying in any manner the rights of the Holders of the RSNs; provided, however, that, in addition to Sections 902(1), (2) and (3) of the Original Indenture, no amendment, change, elimination or modification may, without the consent of the Holder of each RSN affected thereby: (i) modify the Put Right of Holders of the RSNs upon a Failed Remarketing in a manner adverse to the Holders or (ii) modify the Remarketing provisions of the RSNs in a manner adverse to the Holders, it being understood that any modification of the terms of the RSNs permitted pursuant to Section 7.04 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the RSNs, notwithstanding anything to the contrary herein or in the Original Indenture.

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Section 6.02.      Modification of Indenture without Consent of Holders of RSNs. In addition to subsections (1) through (9) of Section 901 of the Original Indenture, without the consent of any Holder of an RSN, the Company and the Trustee may from time to time and at any time amend the RSNs or the Form of RSN or enter into an indenture or indentures supplemental hereto to amend the RSNs, the Original Indenture (insofar as it relates to the RSNs) and this Thirty-seventh Supplemental Indenture, for any one or more of the following purposes:

(a)            following August 1, 2031, to such extent as shall be necessary to permit or facilitate the satisfaction and discharge of the RSNs pursuant to Article Four of the Original Indenture, provided that any such action shall not adversely affect the interests of any Holder in any material respect;

(b)            to make any modifications to the RSNs permitted pursuant to Section 7.04 in connection with a Successful Remarketing in accordance with the terms of the Indenture;

(c)            to eliminate the provisions set forth in Article 3 in connection with a Successful Remarketing; or

(d)            to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated August 10, 2026 (as supplemented by the related pricing term sheet dated August 10, 2026) relating to the Units under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes.”

Section 6.03.      Execution of Supplemental Indentures. For the avoidance of doubt, in connection with the execution of any supplemental indenture pursuant to this Article 6, the Trustee shall be entitled to receive the Officers’ Certificate and the Opinion of Counsel to be provided pursuant to Sections 102 and 903 of Original Indenture.

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Article 7
Remarketing

Section 7.01.      Remarketing Procedures. (a) In the case of an Optional Remarketing, unless a Termination Event or Tax Credit Event Redemption has occurred prior to the Optional Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event or Tax Credit Event Redemption has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent(s) pursuant to the Remarketing Agreement for the Remarketing of the RSNs as set forth under Section 7.02. The Company shall, no later than (i) in the case of an Optional Remarketing, five Business Days prior to the first day of the Optional Remarketing Period or (ii) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the Beneficial Owners or Depository Participants holding Separate RSNs, Corporate Units and Treasury Units, and shall provide a copy of such request to the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate RSNs to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate RSNs if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right.

(b)            At any time after notice is given by the Company in accordance with Section 7.01(a), other than during a Blackout Period, each Holder of Separate RSNs may elect to have Separate RSNs held by such Holder remarketed in the applicable Remarketing for which such notice was given. A Holder making such an election must, pursuant to the Purchase Contract and Pledge Agreement, notify the Custodial Agent and deliver such Separate RSNs to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by (or, in the case of a Final Remarketing, promptly after) 4:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent(s) of the aggregate principal amount of Separate RSNs surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, RSNs that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed surrendered for Remarketing (unless, in the case of a Final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

14

(c)            The right of each Holder of Remarketed RSNs to have such RSNs remarketed on any Remarketing Date and sold on any related Remarketing Settlement Date, shall be subject to the conditions that (i)(A) the Remarketing Agent(s) conduct any Optional Remarketing or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) a Termination Event or a Tax Credit Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent(s) are able to find a purchaser or purchasers for Remarketed RSNs at the portion of the Remarketing Price corresponding to the RSNs based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed RSNs set forth in the Remarketing Agreement is satisfied or waived.

(d)            Neither the Trustee, the Company nor the Remarketing Agent(s) shall be obligated in any case to provide funds to make payment upon surrender of RSNs for Remarketing.

Section 7.02.      Remarketing. (a) Unless a Termination Event or a Tax Credit Event Redemption has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent(s) shall use its commercially reasonable efforts to remarket the Remarketed RSNs at the portion of the applicable Remarketing Price corresponding to the RSNs as provided in the Remarketing Agreement.

(b)            In the case there is no Successful Optional Remarketing during an Optional Remarketing Period, either because the Remarketing Agent(s) is unable to remarket the RSNs at the portion of the applicable Remarketing Price corresponding to the RSNs or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event or a Tax Credit Event Redemption has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent(s) shall use its commercially reasonable efforts to remarket the Remarketed RSNs at the portion of the applicable Remarketing Price corresponding to the RSNs as provided in the Remarketing Agreement. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the portion of the applicable Remarketing Price corresponding to the RSNs. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion. The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

15

(c)            The Company may only remarket the RSNs as fixed-rate notes.

Section 7.03.      Reset Rate. (a) In connection with each Remarketing, in order to remarket the RSNs, the Remarketing Agent(s), in consultation with the Company, may reset the Coupon Rate on the RSNs either upward or downward, as provided in the Remarketing Agreement, to the applicable Reset Rate.

(b)            Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c)            In the event of a Successful Remarketing, the Coupon Rate shall be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent(s), in consultation with the Company, under the Remarketing Agreement, and the Company shall (1) notify the Trustee by an Officers’ Certificate delivered to the Trustee and (2) request the Depository to notify its Depository Participants holding the RSNs, in each case, of the Reset Rate, the Interest Payment Dates and any other modified terms established for the RSNs during the Remarketing no later than 9:00 a.m., New York City time, on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, if the Coupon Rate for the RSNs is reset, the Reset Rate shall apply to all RSNs that are Outstanding, whether or not the Holders of all such Outstanding RSNs participated in such Remarketing.

(d)            If a reset of the Coupon Rate of the RSNs occurs pursuant to a Successful Optional Remarketing, the Reset Rate of the RSNs shall be the interest rate determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate that the RSNs should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the portion of the Remarketing Treasury Portfolio Purchase Price corresponding to the portion of the Remarketing Treasury Portfolio relating to the RSNs plus the portion of the Separate RSNs Purchase Price described in clause (ii) of such definition, if any.

(e)            If a reset of the Coupon Rate of the RSNs occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Remarketing Agent(s), in consultation with the Company, pursuant to the Remarketing Agreement, as the rate the RSNs should bear in order for the Remarketing proceeds in respect of the RSNs being remarketed to equal at least 100% of the aggregate principal amount of the RSNs being remarketed.

(f)            In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate RSNs elect to have their RSNs remarketed in any Remarketing, the applicable interest rate on the RSNs will not be reset and will continue to be the Coupon Rate.

(g)            If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published before 9:00 a.m., New York City time, on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

16

Section 7.04.      Modification of Terms in Connection with a Successful Remarketing. Following any Successful Remarketing of the RSNs:

(a)            the Coupon Rate on the RSNs may be reset, pursuant to Section 7.03;

(b)            interest will be payable on the RSNs semi-annually, on February 1 and August 1 of each year, as set forth in the definition of Interest Payment Date herein; and

(c)            the RSNs will cease to be redeemable at the Company’s option, and the provisions of Article 3 herein and Article Eleven of the Original Indenture will no longer apply to the RSNs.

Any such modifications shall take effect only if there is a Successful Remarketing. Any such modifications shall become effective on the Remarketing Settlement Date, without the consent of Holders, and shall apply to all RSNs, whether or not included in such Successful Remarketing.

Section 7.05.      Put Right. (a) If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of RSNs will, subject to this Section 7.05, have the right (the “Put Right”) to require the Company to purchase such RSNs for Cash on the Purchase Contract Settlement Date, at a price per RSN to be purchased equal to the principal amount of the applicable RSN (the “Put Price”).

(b)            The Put Right of a Holder of a Separate RSN shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit B hereto (or, in the case of Global Notes, in accordance with applicable procedures of the Depository), together with such Holder’s Separate RSNs, to the Trustee by such Holder at or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate RSN may be exercised with respect to all or a portion of such Holder’s Separate RSNs (so long as such portion is an integral multiple of $1,000 principal amount). Prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate RSNs with respect to which a Holder has exercised a Put Right. In exchange for any Separate RSNs surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate RSNs.

(c)            If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to RSNs relating to Applicable Ownership Interests in Notes included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent and the Trustee of its intent to effect a Cash Settlement and timely paid the Purchase Price).

17

(d)            RSNs purchased pursuant to the Put Right shall be cancelled by the Trustee.

Article 8
Tax Treatment

Section 8.01.      Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate RSN, each Holder (or beneficial owner) will be deemed to have agreed (unless otherwise required by any taxing authority) for U.S. federal, state and local income tax purposes (a) to treat each beneficial owner of a Corporate Unit as the owner, separately, of each of the applicable stock purchase contract and the applicable interests in the Collateral, including the RSNs underlying the Applicable Ownership Interests in Notes constituting a part of such Corporate Unit, (b) to treat the RSNs as indebtedness for all tax purposes, (c) with respect to Holders (or beneficial owners) who purchase Corporate Units upon issuance, to allocate, as of the Original Issue Date, 50% of a Holder’s (or beneficial owner’s) purchase price for a Corporate Unit to the portion of the Applicable Ownership Interests in Notes comprised of the RSNs and 0% to each Purchase Contract, which will establish each Holder’s (or beneficial owner’s) initial tax basis in each Purchase Contract as $0.00 and each Holder’s (or beneficial owner’s) initial tax basis in each 1/40th undivided beneficial ownership interest in $1,000 principal amount of RSNs that comprise a part of each Applicable Ownership Interests in Notes as $25.00, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

Article 9
Miscellaneous

Section 9.01.      Ratification of Indenture. The Original Indenture, as supplemented by this Thirty-seventh Supplemental Indenture, is in all respects ratified, approved and confirmed, and this Thirty-seventh Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided and shall together constitute one and the same instrument.

Section 9.02.      Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Thirty-seventh Supplemental Indenture.

Section 9.03.      Separability. In case any one or more of the provisions contained in this Thirty-seventh Supplemental Indenture or in the RSNs shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Thirty-seventh Supplemental Indenture or of the RSNs, but this Thirty-seventh Supplemental Indenture and the RSNs shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

18

Section 9.04.      Counterparts. This Thirty-seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Thirty-seventh Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Thirty-seventh Supplemental Indenture as to the parties hereto and may be used in lieu of the original Thirty-seventh Supplemental Indenture for all purposes. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.05.      Notices. (a) Notwithstanding anything to the contrary in the Original Indenture, notices to Holders of Global Notes shall be given in accordance with the Depository’s applicable policies and procedures.

(b)            Notwithstanding anything to the contrary in the Original Indenture, the Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Thirty-seventh Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

[SIGNATURES ON THE FOLLOWING PAGE]

19

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-seventh Supplemental Indenture to be duly executed as of the day and year first written above.

DUKE ENERGY CORPORATION

By:	/s/ Jordan Morgan
Name:	Jordan Morgan
Title:	Assistant Treasurer

[Signature Page to Thirty-seventh Supplemental Indenture]

THE BANK OF NEW YORK
MELLON TRUST COMPANY,
N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name:	Ann M. Dolezal
Title:	Vice President

[Signature Page to Thirty-seventh Supplemental Indenture]

EXHIBIT A

FORM OF RSN

[THIS RSN IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS RSN IS EXCHANGEABLE FOR RSNS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS RSN (OTHER THAN A TRANSFER OF THIS RSN AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RSN ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE RSNS EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE SUPPLEMENTAL INDENTURE RELATED TO THE RSNS. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF RSNS IN A DENOMINATION OF RSNS IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE SUPPLEMENTAL INDENTURE RELATED TO THE RSNS. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH RSNS FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH RSNS, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH RSNS.

ANY HOLDER OR BENEFICIAL OWNER SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT IT IS NOT A “SPECIFIED FOREIGN ENTITY” AS DEFINED IN SECTION 7701(a)(51)(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

* Insert in Global Notes.

DUKE ENERGY CORPORATION

4.85% Remarketable Senior Note due 2036

Original Issue Date:	August 13, 2026

Stated Maturity:	August 1, 2036

Initial Coupon Rate:	4.85%

Interest Payment Dates:	February 1, May 1, August 1 and November 1

This RSN is not an Original Issue Discount Security within
the meaning of the within-mentioned Indenture

[CUSIP No.: 26441CCP8]**

[ISIN NUMBER: US26441CCP86]**

No.	$[ ]

Duke Energy Corporation, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to below), for value received, hereby promise to pay to [____], or registered assigns, the principal sum [of $_______]* [as set forth in the Schedule of Increases or Decreases in Note attached hereto, in accordance with the rules and procedures of the Depositary]** which amount, taken together with the principal amounts of all other outstanding RSNs, shall not exceed [$1,000,000,000 in aggregate principal amount at any time]**, on August 1, 2036 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest on said principal sum from August 13, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an “Interest Payment Date”), commencing November 1, 2026, at the rate of 4.85% per annum (the “Initial Coupon Rate”). On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this RSN will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Coupon Rate of 4.85% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture (as such term is defined on the reverse of this RSN) and the Remarketing Agreement.

The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this RSN (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date. Notwithstanding the foregoing, interest payable at Stated Maturity or any Redemption Date shall be paid to the Person to whom principal shall be paid. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.

* Insert for certificated RSNs.

** Insert in Global Notes, Pledged Security and/or RSNs that are part of the Corporate Units.

** Insert in Global Notes, Pledged Security and/or RSNs that are part of the Corporate Units.

Payment of the principal of, and premium, if any, and interest, if any, on this RSN, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

All capitalized terms used herein that are defined in the Indenture (as defined on the reverse hereof) have the meaning set forth therein. In the event of any inconsistency between the provisions of this RSN and the provisions of the Indenture, the provisions of the Indenture shall govern and control.

IN WITNESS WHEREOF, the Company has caused this RSN to be duly executed.

DUKE ENERGY CORPORATION

By:
Name:
Title:

[Signature Page to Global Note No. [__]]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

[Certificate of Authentication]

REVERSE OF RSN

This RSN is one of a duly authorized issue of securities of the Company (herein called the “RSNs”), issued and issuable in one or more series under an Indenture (the “Original Indenture”), dated as of June 3, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the Thirty-seventh Supplemental Indenture, dated as of August 13, 2026, between the Company and the Trustee (the “Thirty-seventh Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the RSNs and of the terms upon which the RSNs are, and are to be, authenticated and delivered. This RSN is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000.

All terms used in this RSN that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Company may redeem the RSNs pursuant to Article 3 of the Thirty-seventh Supplemental Indenture.

Pursuant to Section 7.05 of the Thirty-seventh Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of RSNs will have the right to require the Company to purchase such RSNs on the Purchase Contract Settlement Date.

The RSNs are not entitled to the benefit of any sinking fund.

If an Event of Default with respect to the RSNs shall occur and be continuing, the principal of the RSNs may be declared due and payable in the manner and with the effect provided in the Indenture.

Prior to August 1, 2031, the provisions of Article Four of the Original Indenture shall not apply to the RSNs.

The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Company and the rights of the Holders of the RSNs under the Indenture or the Thirty-seventh Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the RSNs at the time Outstanding of all series affected (except as otherwise provided in Section 902 of the Original Indenture and Section 6.01 of the Thirty-seventh Supplemental Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the RSNs at the time Outstanding, on behalf of the Holders of all RSNs, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this RSN shall be conclusive and binding upon such Holder and upon all future Holders of this RSN and of any RSN issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this RSN.

RSNs are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided in Section 2.03 of the Thirty-seventh Supplemental Indenture.

Except as provided in Section 2.04 of the Thirty-seventh Supplemental Indenture, the RSNs shall be issued in fully registered, certificated form, bearing identical terms. The transfer of such RSNs will be registrable, and such RSNs will be exchangeable for RSNs of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose.

No service charge shall be made for any registration of transfer or exchange of the RSNs, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Pursuant to Section 2.04 of the Thirty-seventh Supplemental Indenture, RSNs corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Notes. Except as otherwise provided in the Indenture, or except upon recreation of Corporate Units, RSNs represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, RSNs in certificated form. Unless and until such Global Notes are exchanged for RSNs in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the RSNs shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

Subject to Section 308 of the Original Indenture, prior to due presentation of this RSN for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this RSN is registered as the owner hereof for all purposes, whether or not this RSN is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

By acceptance of this RSN or a beneficial interest in this RSN, each Holder hereof and any person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this RSN as indebtedness and to take other positions for such tax purposes as set forth in the Thirty-seventh Supplemental Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual or electronic signature, this RSN shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and the RSNs shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), without regard to conflicts of laws principles thereof.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within RSN of DUKE ENERGY CORPORATION and does hereby irrevocably constitute and appoint _____, Attorney, to transfer said RSN on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated: ___________

Notice: The signature to this assignment must correspond with the name as written upon the face of the RSN in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE1

The initial principal amount of this RSN is $[_____]. The following increases or decreases in a part of this RSN have been made:

Date	Amount of decrease in principal amount of this RSN	Amount of increase in principal amount of this RSN	Principal amount of this RSN following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodial Agent

1 Insert in Global Notes, Pledged Security and/or RSNs that are part of the Corporate Units.

EXHIBIT B

PUT NOTICE

TO: DUKE ENERGY CORPORATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
4655 Salisbury Road, Suite 300

Jacksonville, Florida 32256

Attn: Corporate Trust Administration

Please refer to the Indenture, dated as of June 3, 2008, between Duke Energy Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee, as amended and supplemented by the Thirty-seventh Supplemental Indenture, dated as of August 13, 2026, between the Company and the Trustee (such Indenture as amended and supplemented, the “Indenture”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the RSN designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such RSN or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such RSN (or portion thereof). The RSN (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the RSN in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

RSN Certificate Number (if applicable):
Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:
Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):
Name of Account Party (if applicable):

B-1

PAYMENT INSTRUCTIONS: The purchase price of the RSN should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
(Please Print)

Address
(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B-2